Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of California Resources Corporation of our report dated April 16, 2024, relating to the consolidated and combined financial statements of Green Gate Resources Parent, LLC and its subsidiaries, which appears in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, P.C.

Houston, Texas
October 14, 2025